UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2004

HANOVER COMPRESSOR COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13071	76-0625124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 North Houston Rosslyn Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 447-8787

ITEM 9.	REGULATION FD DISCLOSURE

On January 8, 2004 the Company issued the following press release:

News Release

HANOVER COMPRESSOR COMPANY 12001 N. Houston Rosslyn Houston, TX 77086 (281) 447-8787 Contact: Lee Beckelman, Investor Relations

HANOVER COMPRESSOR ANNOUNCES THE RESIGNATION OF MELVYN N. KLEIN FROM ITS BOARD OF DIRECTORS

HOUSTON, January 8, 2004—Hanover Compressor Company (NYSE:HC), a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas processing and transportation applications, announced today that Melvyn N. Klein has resigned as a member of its Board of Directors. Mr. Klein, the managing general partner of GKH Partners, L.P., has served as a director of the company since 1991. GKH Partners, L.P. and GKH Investments, L.P., which are partnerships affiliated with Mr. Klein, are currently shareholders of Hanover’s common stock and have been since 1991. As previously disclosed by Hanover in its most recent proxy statement, GKH Partners has informed the company that it has extended the wind up process of the partnership until January 25, 2004.

“Mel Klein has been a valuable member of Hanover’s Board of Directors,” commented Victor Grijalva, Hanover’s Chairman of the Board. “He has been instrumental in the growth of the company since its early stages of development and we appreciate his efforts and contributions in helping Hanover grow into the global organization that it is today.”

“I have enjoyed my relationship with Hanover over the last thirteen years” stated Melvyn N. Klein. “I have great respect for, and confidence in, the company’s board of directors and executive management team. With the winding up process of the GKH partnership coming up shortly, I feel this is the proper time for me to move on to pursue other interests.”

About Hanover Compressor

Hanover Compressor Company (www.hanover-co.com) is a global market leader in full service natural gas compression and a leading provider of service, fabrication and equipment for oil and natural gas processing and transportation applications. Hanover sells and provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to oil and natural gas production, processing and transportation companies that are increasingly seeking outsourcing solutions. Founded in 1990 and a public company since 1997, Hanover’s customers include both major and premier independent producers as well as national oil companies.

Certain matters discussed in this document are “forward-looking statements” intended to qualify for the safe harbors established by the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can generally be identified as such because of the context of the statement or because the statement includes words such as “believes,” “anticipates,” “expects,” “estimates,” or words of similar import. Similarly, statements that describe Hanover’s future plans, objectives or goals or future revenues or other financial measures are also forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those anticipated as of the date the statements were made. These risks and uncertainties include, but are not limited to: our inability to renew our short-term leases of equipment with our customers so as to fully recoup our cost of the equipment; reduced profit margins or the loss of market share resulting from competition or the introduction of competing technologies by other companies; legislative changes or changes in economic or political conditions in the countries in which we do business; the inherent risks associated with our operations, such a equipment defects, malfunctions and failures and natural disasters; governmental safety, health, environmental and other regulations, which could require us to make significant expenditures; our inability to implement certain business objectives such as integrating acquired businesses, implementing our new enterprise resource planning systems, generating sufficient cash, accessing capital markets, refinancing existing or incurring additional indebtedness to fund our business, executing our exit and sale strategy with respect to assets classified on our balance sheet as discontinued operations and held for sale, and concluding the agreed-upon settlement of our securities-related litigation; our inability to comply with covenants in our debt agreements and the decreased financial flexibility associated with our substantial debt; and fluctuations in our net income attributable to changes in the fair value of our common stock that will be used to fund the settlement of the securities-related litigation. A discussion of these and other factors is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY

Date: January 9, 2004:	By:	/s/ John E. Jackson

	Name:	John E. Jackson
	Title:	Senior Vice President and Chief Financial Officer